UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 12, 2011

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 12, 2011, we entered into a new revolving credit facility with a syndicate of commercial lenders led by JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association. The credit facility is a five-year unsecured, revolving credit agreement under which we may borrow up to $200.0 million with the option to increase the credit facility by $100.0 million. The new facility replaced our previous five-year credit facility entered into on May 31, 2007. The terms of the new facility will require us to pay interest on outstanding borrowings at LIBOR plus 0.875% to 1.875% and to pay a commitment fee of 0.15% to 0.35% per year on any unused portion of the facility, in both cases depending on our leverage ratio. The credit facility imposes the financial covenants of maintaining a fixed charge coverage ratio of 2.00 to 1.00 and a maximum leverage ratio of 3.00 to 1.00. The lenders’ obligation to extend credit under the new facility will depend upon our compliance with these covenants.

The new facility also permits us to incur additional secured or unsecured indebtedness outside the facility, except for the incurrence of secured indebtedness that in the aggregate exceeds 20% of our Consolidated Tangible Net Worth (as such term is defined in the Credit Agreement entered into in connection with the new credit facility) or circumstances where the incurrence of secured or unsecured indebtedness would prevent us from complying with our financial covenants. The Obligations pursuant to the new credit facility can be accelerated upon an Event of Default as such terms are defined in the Credit Agreement. The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 12, 2011, we drew down $50 million under our new credit facility to repay borrowings outstanding under the previous facility. Fees and expenses incurred in connection with the refinancing were paid from cash on hand.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Immediately prior to the effectiveness of the new Credit Agreement, also on August 12, 2011, we terminated the prior facility with the commercial lenders led by Bank of America, N. A., Banc of America Securities LLC and National City Bank dated May 31, 2007. The previous facility, which enabled us to borrow up to $250.0 million, was terminated because it was replaced by the new credit facility.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Credit Agreement, dated as of August 12, 2011, by and among Texas Roadhouse, Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 17, 2011	By:	/s/ Scott M. Colosi
Scott M. Colosi
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

10.1	Credit Agreement, dated as of August 12, 2011, by and among Texas Roadhouse, Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent.